UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2018
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SPRINT CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 564-3166
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 23, 2018, the Vacancy Resolution Committee of the Board of Directors (the “Board”) of Sprint Corporation (the “Company”) appointed a new director, Stephen R. Kappes, effective as of May 31, 2018. There are no arrangements or understandings between Mr. Kappes and any other persons pursuant to which Mr. Kappes was appointed as a director. Mr. Kappes has served as a director of two wholly-owned subsidiaries of the Company since July 2013, including serving on the Company’s Government Security Committee. In fiscal year 2017, Mr. Kappes received $125,000 in director fees for serving in such capacity.

Mr. Kappes will be appointed as a member of the Compensation Committee of the Board, effective as of May 31, 2018. In addition, effective as of May 31, 2018, Mr. Kappes will serve on the Board as the “Security Director” under the National Security Agreement among the Company, SoftBank Group Corp. (f/k/a Softbank Corp.), the Department of Justice, the Department of Homeland Security, and the Department of Defense. Mr. Kappes will be paid according to the compensation program established for non-employee members of the Board, except that Mr. Kappes will receive the $182,500 Security Director retainer in lieu of the annual retainer paid to other non-employee members of the Board. He has entered into an indemnification agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

May 30, 2018	By:	/s/ Stefan K. Schnopp

Stefan K. Schnopp
Vice President and Corporate Secretary